Exhibit (h)3
AMENDED AND RESTATED SERVICING AGREEMENT
     The Servicing Agreement executed as of May 30, 1996 between GMO TRUST, a Massachusetts business trust (the “Trust”) on behalf of each of its Class II, Class III, Class IV, Class V and Class VI (each a “Class” and collectively the “Classes”) Shares (the “Shares”) of each Fund listed on Exhibit I hereto (collectively, the “Funds”), and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (the “Shareholder Servicer”), is hereby amended and restated effective December 2, 2009:
W I T N E S S E T H:
     That in consideration of the mutual covenants herein contained, it is agreed as follows:
1. SERVICES TO BE RENDERED BY SERVICING AGENT TO THE TRUST.
     (a) The Shareholder Servicer will, at its expense, provide direct client service, maintenance and reporting to shareholders of each Class of Shares of each Fund set forth on Exhibit 1 hereto, such services and reporting to include, without limitation, professional and informative reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in the correction and maintenance of client-related information.
     (b) The Shareholder Servicer shall not be obligated under this agreement to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Shareholder Servicer pursuant to this Section 1.
2. OTHER AGREEMENTS, ETC.
     It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Shareholder Servicer, and in any person controlled by or under common control with the Shareholder Servicer, and that the Shareholder Servicer and any person controlled by or under common control with the Shareholder Servicer may have an interest in the Trust. It is also understood that the Shareholder Servicer and persons controlled by or under common control with the Shareholder Servicer may have advisory, servicing, distribution or other contracts with other organizations and persons, and may have other interests and businesses.
3. COMPENSATION TO BE PAID BY THE TRUST TO THE SERVICING AGENT.
     Each Class of Shares of each Fund will pay to the Shareholder Servicer as compensation for the Shareholder Servicer’s services rendered and for the expenses borne by the Shareholder Servicer with respect to such Class of Shares of such Fund pursuant to Section 1, a fee, computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’ average daily net asset value set forth on the Fee Rate Schedule attached as Exhibit II hereto. Such fee shall be payable for each month (or other interval) within five (5) business days after the end of such month (or other interval). The Shareholder Servicer, as reflected in Exhibit II or otherwise by notice to the Trust, may determine to temporarily or permanently reduce or waive part or all of the compensation it is entitled to receive pursuant to this Contract with respect to one or more Funds or Classes.
     If the Servicing Agent shall serve for less than the whole of a month (or other interval), the foregoing compensation shall be prorated.
4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.
     This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; provided, however, in the event of consolidation or merger in which the Shareholder Servicer is not the surviving corporation or which results in the acquisition of substantially all the Shareholder Servicer’s outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Shareholder Servicer’s assets, the Shareholder Servicer may assign any such agreement to such surviving entity, acquiring entity, assignee or purchaser, as the case may be. This Contract shall not be amended unless such amendment is approved by votes of a majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees.
5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.
     This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:
     (a) Either party hereto may at any time terminate this Contract (or this Contract’s application to one or more Classes or Funds) by not more than sixty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or
     (b) If a majority of both (i) the Trustees of the Trust, and (ii) a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.
     Termination of this Contract pursuant to this Section 5 shall be without the payment of any penalty.
6. CERTAIN DEFINITIONS.
     For purposes of this Contract, (a) the term “Independent Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust or the Shareholder Servicer, and have no direct or indirect financial interest in this Agreement, (b) the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and (c) the phrase “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.
7. NONLIABILITY OF SERVICING AGENT.
     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Shareholder Servicer, or reckless disregard of its obligations and duties hereunder, the Shareholder Servicer shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.
8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.
     A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, GMO TRUST and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

GMO TRUST

By	/s/ JASON HARRISON
	Name:	Jason Harrison
	Title:	Clerk

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By	/s/ J.B. KITTREDGE
	Name:	J.B. Kittredge
	Title:	General Counsel

EXHIBIT I
GMO U.S. Core Equity Fund
GMO Tobacco-Free Core Fund
GMO Quality Fund
GMO U.S. Intrinsic Value Fund
GMO U.S. Growth Fund
GMO U.S. Small/Mid Cap Value Fund
GMO U.S. Small/Mid Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO Alternative Asset Opportunity Fund
GMO International Core Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Equity Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Short-Duration Collateral Share Fund
GMO Alpha Only Fund
GMO Benchmark-Free Allocation Fund
GMO International Equity Allocation Fund
GMO Global Balanced Asset Allocation Fund
GMO Global Equity Allocation Fund
GMO U.S. Equity Allocation Fund
GMO Taiwan Fund
GMO Strategic Opportunities Allocation Fund
GMO World Opportunities Equity Allocation Fund
GMO Developed World Stock Fund
GMO Inflation Indexed Plus Bond Fund
GMO Strategic Fixed Income Fund
GMO International Opportunities Equity Allocation Fund
GMO Special Situations Fund
GMO Flexible Equities Fund
GMO Asset Allocation Bond Fund
GMO Asset Allocation International Bond Fund
GMO World Opportunity Overlay Share Fund
GMO Debt Opportunities Fund
GMO High Quality Short-Duration Bond Fund

SERVICE FEE SCHEDULE	EXHIBIT II
Class II Shares

Fund	Service Fee
GMO Alternative Asset Opportunity Fund	0.22%
GMO International Intrinsic Value Fund	0.22%
GMO Foreign Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Special Situations Fund	0.22%
GMO Flexible Equities Fund	0.22%
Class III Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.15%
GMO Tobacco-Free Core Fund	0.15%
GMO Quality Fund	0.15%
GMO U.S. Intrinsic Value Fund	0.15%
GMO U.S. Growth Fund	0.15%
GMO U.S. Small/Mid Cap Value Fund	0.15%
GMO U.S. Small/Mid Cap Growth Fund	0.15%
GMO Real Estate Fund	0.15%
GMO Tax-Managed U.S. Equities Fund	0.15%
GMO Alternative Asset Opportunity Fund	0.15%
GMO International Core Equity Fund	0.15%
GMO International Intrinsic Value Fund	0.15%
GMO International Growth Equity Fund	0.15%
GMO Currency Hedged International Equity Fund	0.15%
GMO Foreign Fund	0.15%
GMO Foreign Small Companies Fund	0.15%

SERVICE FEE SCHEDULE	EXHIBIT II
Class III Shares

Fund	Service Fee
GMO International Small Companies Fund	0.15%
GMO Emerging Markets Fund	0.15%
GMO Emerging Countries Fund	0.15%
GMO Tax-Managed International Equities Fund	0.15%
GMO Domestic Bond Fund	0.15%
GMO Core Plus Bond Fund	0.15%
GMO Short-Duration Investment Fund	0.15%
GMO Short-Duration Collateral Share Fund	0.15%
GMO Alpha Only Fund	0.15%
GMO International Bond Fund	0.15%
GMO Currency Hedged International Bond Fund	0.15%
GMO Global Bond Fund	0.15%
GMO Emerging Country Debt Fund	0.15%
GMO U.S. Equity Allocation Fund	0.00%
GMO Benchmark-Free Allocation Fund	0.00%
GMO International Equity Allocation Fund	0.00%
GMO Global Balanced Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%
GMO Strategic Opportunities Allocation Fund	0.00%
GMO World Opportunities Equity Allocation Fund	0.00%
GMO Taiwan Fund	0.15%
GMO Developed World Stock Fund	0.15%
GMO Inflation Indexed Plus Bond Fund	0.15%
GMO Strategic Fixed Income Fund	0.15%
GMO International Opportunities Equity Allocation Fund	0.00%
GMO Special Situations Fund	0.15%

SERVICE FEE SCHEDULE	EXHIBIT II
Class III Shares

Fund	Service Fee
GMO Flexible Equities Fund	0.15%
GMO Asset Allocation Bond Fund	0.15%
GMO Asset Allocation International Bond Fund	0.15%
GMO World Opportunity Overlay Share Fund	0.15%
GMO Debt Opportunities Fund	0.15%
GMO High Quality Short-Duration Bond Fund	0.15%
Class IV Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.13% (with reduction: 0.10%)*
GMO Tobacco-Free Core Fund	0.13% (with reduction: 0.105%)*
GMO Quality Fund	0.13% (with reduction: 0.105%)*
GMO U.S. Intrinsic Value Fund	0.13% (with reduction: 0.10%)*
GMO Alternative Asset Opportunity Fund	0.13% (with reduction: 0.105%)*
GMO International Core Equity Fund	0.13% (with reduction: 0.09%)*
GMO International Intrinsic Value Fund	0.13% (with reduction: 0.09%)*
GMO Foreign Fund	0.13% (with reduction: 0.09%)*
GMO Foreign Small Companies Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Growth Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Small/Mid Cap Value Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Small/Mid Cap Growth Fund	0.13% (with reduction: 0.10%)*
GMO International Growth Equity Fund	0.13% (with reduction: 0.09%)*
GMO Emerging Markets Fund	0.13% (with reduction: 0.105%)*
GMO Emerging Country Debt Fund	0.13% (with reduction: 0.10%)*
GMO Short-Duration Collateral Share Fund	0.13% (with reduction: 0.10%)*
GMO Developed World Stock Fund	0.13% (with reduction: 0.10%)*
GMO Alpha Only Fund	0.13% (with reduction: 0.10%)*
GMO Core Plus Bond Fund	0.13% (with reduction: 0.10%)*
GMO Inflation Indexed Plus Bond Fund	0.13% (with reduction: 0.10%)*
GMO Strategic Fixed Income Fund	0.13% (with reduction: 0.10%)*

SERVICE FEE SCHEDULE	EXHIBIT II
Class IV Shares

Fund	Service Fee
GMO Special Situations Fund	0.13% (with reduction: 0.10%)*
GMO Flexible Equities Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation Bond Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation International Bond Fund	0.13% (with reduction: 0.10%)*
GMO World Opportunity Overlay Share Fund	0.13% (with reduction: 0.10%)*
GMO Debt Opportunities Fund	0.13% (with reduction: 0.10%)*
GMO High Quality Short-Duration Bond Fund	0.13% (with reduction: 0.10%)*
Class V Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.12% (with reduction: 0.085%)*
GMO Quality Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Intrinsic Value Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Growth Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Small/Mid Cap Value Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Small/Mid Cap Growth Fund	0.12% (with reduction: 0.085%)*
GMO International Intrinsic Value Fund	0.12% (with reduction: 0.085%)*
GMO International Growth Equity Fund	0.12% (with reduction: 0.085%)*
GMO International Core Equity Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets Fund	0.12% (with reduction: 0.085%)*
GMO Alternative Asset Opportunity Fund	0.12% (with reduction: 0.085%)*
GMO Short-Duration Collateral Share Fund	0.12% (with reduction: 0.085%)*
GMO Developed World Stock Fund	0.12% (with reduction: 0.085%)*
GMO Inflation Indexed Plus Bond Fund	0.12% (with reduction: 0.085%)*
GMO Strategic Fixed Income Fund	0.12% (with reduction: 0.085%)*
GMO Special Situations Fund	0.12% (with reduction: 0.085%)*
GMO Flexible Equities Fund	0.12% (with reduction: 0.085%)*
GMO Asset Allocation Bond Fund	0.12% (with reduction: 0.085%)*

SERVICE FEE SCHEDULE	EXHIBIT II
Class V Shares

Fund	Service Fee
GMO Asset Allocation International Bond Fund	0.12% (with reduction: 0.085%)*
GMO World Opportunity Overlay Share Fund	0.12% (with reduction: 0.085%)*
GMO Debt Opportunities Fund	0.12% (with reduction: 0.085%)*
GMO High Quality Short-Duration Bond Fund	0.12% (with reduction: 0.085%)*
Class VI Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.10% (with reduction: 0.055%)*
GMO Quality Fund	0.10% (with reduction: 0.055%)*
GMO International Intrinsic Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Intrinsic Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Growth Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Small/Mid Cap Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Small/Mid Cap Growth Fund	0.10% (with reduction: 0.055%)*
GMO International Growth Equity Fund	0.10% (with reduction: 0.055%)*
GMO International Core Equity Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Markets Fund	0.10% (with reduction: 0.055%)*
GMO Alternative Asset Opportunity Fund	0.10% (with reduction: 0.055%)*
GMO Developed World Stock Fund	0.10% (with reduction: 0.055%)*
GMO Domestic Bond Fund	0.10% (with reduction: 0.055%)*
GMO Short-Duration Collateral Share Fund	0.10% (with reduction: 0.055%)*
GMO Inflation Indexed Plus Bond Fund	0.10% (with reduction: 0.055%)*
GMO Strategic Fixed Income Fund	0.10% (with reduction: 0.055%)*
GMO Special Situations Fund	0.10% (with reduction: 0.055%)*
GMO Flexible Equities Fund	0.10% (with reduction: 0.055%)*
GMO Asset Allocation Bond Fund	0.10% (with reduction: 0.055%)*

SERVICE FEE SCHEDULE	EXHIBIT II
Class VI Shares

Fund	Service Fee
GMO Asset Allocation International Bond Fund	0.10% (with reduction: 0.055%)*
GMO World Opportunity Overlay Share Fund	0.10% (with reduction: 0.055%)*
GMO Taiwan Fund	0.10% (with reduction: 0.055%)*
GMO Debt Opportunities Fund	0.10% (with reduction: 0.055%)*
GMO High Quality Short-Duration Bond Fund	0.10% (with reduction: 0.055%)*

*	Notwithstanding the higher maximum annual service fee rate provided for in the Trust’s Amended and Restated Service Plan, GMO has agreed permanently to reduce the annual service fee it receives from Class IV, Class V and Class VI shares of these Funds to the rate noted in the tables. This “reduced” fee rate may not be increased without prior approval by the Trustees in the manner provided for the amendment of this Agreement in Section 4 hereof.